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                                                                   EXHIBIT 10.27




                                CONTRACT OF SALE


        THIS CONTRACT OF SALE (hereinafter "Contract") is made and executed in duplicate as of the _____ day of September, 2003, (being the date that both Seller and Purchaser shall have executed this Contract and being hereinafter referred to as the "Effective Date") by and between ELMAN ALEXANDRIA ASSOCIATES, L.P., a Delaware limited partnership ("Seller"), and FIRST POTOMAC REALTY TRUST or its assigns permitted under this Contract ("Purchaser").

        In consideration of the mutual promises, conditions and covenants set forth herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto do mutually covenant and agree as follows:

        1. SALE AND PURCHASE. Seller hereby bargains and agrees to sell unto Purchaser, and Purchaser hereby agrees to purchase from Seller, in fee simple, in its "as-is" condition (except as otherwise provided herein) that certain improved real property, commonly known by street address as 5775 General Washington Drive, situated in the City of Alexandria, County of Fairfax, Commonwealth of Virginia, and being more particularly described on EXHIBIT A attached hereto and made a part hereof, together with all of Seller's right, title and interest, if any, in and to all appurtenances, fixtures, equipment, utilities, rights, easements, privileges, and rights-of-way incident thereto, and all other improvements thereon, and all assignable intangible personal property owned by the Seller and used in connection with the ownership, operation and maintenance of the land, improvements and other property, including without limitation, all contract rights, guaranties and warranties of any nature, all architects', engineers', surveyors' and other real estate professionals' plans, specifications, certifications, contracts, reports, data or other technical descriptions, reports or audits (including, without limitation, all environmental, structural and mechanical inspection reports), and all marketing materials ("Contract Documents"), all freely assignable governmental permits, licenses, certificates, and approvals ("Licenses") in connection with the ownership of the Property (below defined), and all of Seller's rights, claims, and causes of action if any, to the extent they are freely assignable, under any warranties and/or guarantees of manufacturers, contractors or installers, including to the extent applicable, any warranties from any previous owners of the property, recognizing that the foregoing shall not be deemed to constitute a transfer by Seller of any rights to be reimbursed or paid by the tenant at the Property or other third parties arising prior to Settlement (hereinafter collectively referred to as "the Property").


        2. PURCHASE PRICE AND DEPOSIT. The purchase price ("Purchase Price") to be paid for the Property shall be Twelve Million Dollars ($12,000,000) less the principal amount owed under the CIBC Note (below defined) at Settlement.

               A. A deposit of Two Hundred Fifty Thousand Dollars ($250,000) in the form of immediately available funds shall be paid by Purchaser unto the Escrow Agent (as identified in paragraph 3 hereof), within three (3) business day following the execution and delivery hereof by Seller (such sum together with all interest earned

                                       1
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thereon being hereinafter referred to as the "Deposit"). The Deposit shall be applied on account of that portion of the Purchase Price being paid at Settlement in immediate funds as described below.

               B. At Settlement, Purchaser shall assume the principal balance as of the Effective Date (the "CIBC Principal Balance") on that certain indebtedness (the "CIBC Indebtedness") due and owing to CIBC INC., (or its successors or assigns) under that one (1) certain promissory Note (the "CIBC Note") and pay the Purchase Price in immediately available funds, of which the Deposit shall be a part. Seller shall be entitled to condition its obligations to close hereunder upon the provision by Purchaser at Settlement of the release of Lee M. Elman as a guarantor under the CIBC Indebtedness with respect to the principal and interest under the CIBC Note and to the extent arising after Settlement and to the extent first accruing after the Settlement, all other matters pertaining to the CIBC Indebtedness (the "CIBC Release"). The CIBC Indebtedness is secured by the existing first lien deed of trust encumbering the Property (the "CIBC Trust"). True and complete copies of the CIBC Note and the CIBC Trust, (collectively together with any other documents evidencing or securing repayment of the indebtedness under the CIBC Note being the "CIBC Loan Documents") have been provided for review by Purchaser prior to execution of this Contract. Seller shall continue to make the scheduled monthly payments of principal and interest under the CIBC Note through the Settlement. As of August 1, 2003, the outstanding principal balance of the CIBC Indebtedness will be approximately $8,575,000 in the aggregate.

        3. ESCROW AGENT.

               A. The Deposit shall be paid by Purchaser unto TRI STATE COMMERCIAL CLOSINGS, whose address is 1150 18th Street, N.W., Suite 575, Washington, D.C. 20036 (the "Escrow Agent"), to be held, in escrow, in an interest-bearing account with a federally-insured bank, in the name of Escrow Agent, with the designation "as Escrow Agent". All interest earned on the Deposit shall be and become a part of the Deposit. The Deposit shall be held and disbursed in accordance with the provisions of this Contract.

               B. The Escrow Agent shall not be liable for any acts or omissions at any time unless caused by the negligence or willful malfeasance of the Escrow Agent with respect to the escrow established herein. If a dispute arises between the parties as to the disposition of the Deposit, the Escrow Agent shall: (a) hold the Deposit until the Escrow Agent has received releases signed by all parties to the transaction authorizing disposition of the Deposit, or (b) hold the Deposit until such time as one of the parties to the transaction files suit and the court in which this suit is filed orders the disbursement of the Deposit, or (c) deliver such Deposit into the court by filing an Interpleader Action. In the event of any litigation between Seller and Purchaser concerning the Deposit, Escrow Agent's sole responsibility may be satisfied, at Escrow Agent's option, by delivering the Deposit into the court in which such litigation is pending, and Purchaser and Seller agree that upon deliverance of such Deposit into court, neither Purchaser nor Seller shall have any further right, claim, demand, or action against the Escrow Agent. In the event any
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dispute arises under this Contract between Seller and Purchaser resulting in the
Escrow Agent being made a party to any litigation, Seller and Purchaser, jointly and severally, shall indemnify the Escrow Agent for all costs, and reasonable attorneys' fees and legal expenses incurred by the Escrow Agent as a result thereof; provided that such litigation does not result in a judgment against the Escrow Agent for acting improperly under this Contract.


        4. CONDITION OF PROPERTY AND DISCLAIMER. Purchaser shall purchase the Property in its present "AS-IS, WHERE-IS CONDITION WITH ALL FAULTS", subject to the reasonable and ordinary wear and tear of the Property and damage by casualty between the Effective Date and the Settlement date (as defined in paragraph 10 hereof), and to the other applicable provisions of this Contract. "AS-IS, WHERE-IS CONDITION WITH ALL FAULTS" shall mean as is, with all faults, including defects seen and unseen and all conditions natural and artificial without right of set-off or reduction in the Purchase Price and without representation or warranty of any kind, expressed or implied, except to the extent of the representations expressly stated herein. PURCHASER ACKNOWLEDGES AND AGREES THAT SELLER HAS NOT MADE, DOES NOT MAKE AND SPECIFICALLY NEGATES AND DISCLAIMS ANY REPRESENTATIONS, WARRANTIES (OTHER THAN THE REPRESENTATIONS AND WARRANTIES EXPRESSLY STATED HEREIN), PROMISES, COVENANTS, AGREEMENTS OR GUARANTIES OF ANY KIND OR CHARACTER WHATSOEVER, WHETHER EXPRESS OR IMPLIED, ORAL OR WRITTEN, PAST, PRESENT OR FUTURE, OF, AS TO, CONCERNING OR WITH RESPECT TO (A) THE VALUE, NATURE, QUALITY OR CONDITION OF THE PROPERTY, INCLUDING, WITHOUT LIMITATION, THE WATER, SOIL AND GEOLOGY, (B) THE SUITABILITY OF THE PROPERTY FOR ANY AND ALL ACTIVITIES AND USES WHICH PURCHASER OR ANY TENANT MAY CONDUCT THEREON, (C) THE COMPLIANCE OF OR BY THE PROPERTY OR ITS OPERATION WITH ANY LAWS, RULES, ORDINANCES OR REGULATIONS OF ANY APPLICABLE GOVERNMENTAL AUTHORITY OR BODY, (D) THE HABITABILITY, MERCHANTABILITY, PROFITABILITY OR FITNESS FOR A PARTICULAR PURPOSE OF THE PROPERTY, (E) THE COMPLIANCE WITH ANY ENVIRONMENTAL PROTECTION, POLLUTION OR LAND USE LAWS, RULES, REGULATIONS, ORDERS OR REQUIREMENTS, INCLUDING THE ENVIRONMENTAL CONDITION OF THE PROPERTY AND THE PRESENCE OR ABSENCE OF OR CONTAMINATION BY HAZARDOUS MATERIALS, OR THE COMPLIANCE OF THE PROPERTY WITH REGULATIONS OR LAWS PERTAINING TO HEALTH OR THE ENVIRONMENT, INCLUDING BUT NOT LIMITED TO, THE COMPREHENSIVE ENVIRONMENTAL RESPONSE, COMPENSATION AND LIABILITY ACT, THE RESOURCE CONSERVATION AND RECOVERY ACT, THE CLEAN WATER ACT, THE CLEAN AIR ACT, AND ANY STATE LAW SIMILAR TO THE FOREGOING, EACH AS MAY BE AMENDED FROM TIME TO TIME, AND INCLUDING ANY AND ALL REGULATIONS, RULES OR POLICES PROMULGATED THEREUNDER OR (F) ANY OTHER MATTER WITH RESPECT TO THE PROPERTY. PURCHASER FURTHER ACKNOWLEDGES AND AGREES THAT HAVING BEEN GIVEN THE
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OPPORTUNITY TO INSPECT THE PROPERTY, EXCEPT AS OTHERWISE SET FORTH IN THIS
CONTRACT, PURCHASER IS RELYING SOLELY ON ITS OWN INVESTIGATION OF THE PROPERTY AND NOT ON ANY INFORMATION PROVIDED OR TO BE PROVIDED BY SELLER. PURCHASER FURTHER ACKNOWLEDGES AND AGREES THAT ANY INFORMATION PROVIDED OR TO BE PROVIDED WITH RESPECT TO THE PROPERTY WAS OBTAINED FROM A VARIETY OF SOURCES AND THAT EXCEPT AS OTHERWISE SET FORTH IN THIS CONTRACT SELLER HAS NOT MADE ANY INDEPENDENT INVESTIGATION OR VERIFICATION OF SUCH INFORMATION AND MAKES NO REPRESENTATIONS AS TO THE ACCURACY, TRUTHFULNESS OR COMPLETENESS OF SUCH INFORMATION. SELLER IS NOT LIABLE OR BOUND IN ANY MANNER BY ANY VERBAL OR WRITTEN STATEMENT, REPRESENTATION OR INFORMATION PERTAINING TO THE PROPERTY, OR THE OPERATION THEREOF, FURNISHED BY ANY REAL ESTATE BROKER, CONTRACTOR, ENVIRONMENTAL CONSULTANT, AGENT, EMPLOYEE, SERVANT OR OTHER PERSON, WITH THE EXPRESS EXCEPTION OF THOSE MATTERS EXPRESSLY REPRESENTED BY SELLER IN THIS CONTRACT. THE PROVISIONS HEREOF SHALL SURVIVE THE SETTLEMENT OR ANY TERMINATION HEREOF AND SHALL BE DEEMED TO SUPERCEDE ANY OTHER DOCUMENT OR AGREEMENT PREVIOUSLY ENTERED INTO BY SELLER.

        5. TITLE. At Settlement, title to the Property shall be good and marketable, subject to the lien of the CIBC Indebtedness and those matters described on EXHIBIT B attached hereto and Title shall be insurable at such standard rates on the standard form of an ALTA 1970 Form B (Revised 10/17/70 and 3/30/84) title insurance policy ("Title Policy") or, if unavailable in Virginia, then on ALTA's prevailing Owner's Form. Seller has delivered to Purchaser a copy of the survey obtained by Seller at the time it acquired the Property (the "Existing Survey") together with a copy of that certain title insurance policy # 01-0708 issued by Commonwealth Land Title Insurance Company on December 12, 2001 in its case (the "Existing Title Policy"). Seller acknowledges that the matters described within the Existing Survey and on Schedule B, Items 1-11 of the Existing Title Policy, as contained in EXHIBIT B attached hereto may each be considered by Purchaser to be a Title Defect hereunder upon Purchaser's review thereof. Within five (5) days following the Effective Date, Purchaser shall request a reputable title insurance company to examine the title to the Property and to promptly thereafter issue a written preliminary title report based upon such examination. If such title search and report shall disclose defects in title which are objectionable to Purchaser (hereinafter a "Title Defect"), then Purchaser shall so notify Seller, in writing, of such Title Defect(s) no later than expiration of the CIBC Approval Period (defined below). In the event that Seller has not received any such notice of a Title Defect from Purchaser within the CIBC Approval Period, then title to the Property shall be deemed accepted by Purchaser with the exception of those matters (herein the "New Matters"), if any, not disclosed on the title search or report and first appearing on the land records of Fairfax County, Virginia subsequent to the effective date of such title search and report. If Purchaser notifies Seller, in writing, of any Title Defect within the CIBC Approval Period provided above,
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then Seller shall either within ten (10) days following receipt of such objection to title either (i) take such action as may be necessary, at Seller's expense, to correct such Title Defect or (ii) notify Purchaser, in writing, that it will not correct such Title Defect. Failure of Seller to notify Purchaser of its decision within such ten days period shall be deemed to constitute the decision of Seller not to correct the Title Defect. If such Title Defect is corrected and remedied by Seller within forty five (45) days from the Effective Date (or such longer period of time as the parties hereafter may mutually agree upon in their respective sole discretion), then this Contract shall continue in full force and effect in the same manner and for all intents and purposes as if such Title Defect had never existed. If Seller does not elect to remedy any Title Defect within ten (10) days following its receipt of the notice of the Title Defect, or if Seller elects to cure but is unable to remedy any Title Defect within forty five (45) days of the Effective Date (or such longer period of time as the parties hereafter may mutually agree upon in their respective sole discretion) after electing to do then Purchaser, at Purchaser's election, shall either (a) waive such uncured Title Defect, in which event the parties shall proceed with Settlement under this Contract in accordance with and subject to the terms and provisions hereof; or (b) cancel and rescind this Contract, in which event the Deposit shall be promptly refunded to Purchaser, and, thereupon, all parties hereto shall be released from all further liability hereunder other than with respect to the provisions expressly surviving termination of this Contract. If at Settlement there are any New Matters, then Seller shall be required to cure same provided they may be done so by the payment of monies in a liquidated amount and the time period for Settlement shall be extended by the period reasonably required in order to permit such cure. In the case of any New Matters other than those which can be cured by the payment of a liquidated sum, Seller shall be entitled to either elect to cure such New Matter or not cure such New Matter and any such New Matter described in this sentence shall be considered as a Title Defect raised by Purchaser during the CIBC Approval Period.

        6. SELLER'S WARRANTIES AND REPRESENTATIONS. Seller warrants and represents to Purchaser that the following are true and correct as of this date:

               A. Subject to receipt by Seller of the consent of the holder of the CIBC Indebtedness to the sale of the Property and assumption of the CIBC Indebtedness by Purchaser, Seller has full right and authority to sell the Property in accordance with the terms of this Contract. Seller has caused to be delivered to Purchaser, or otherwise made available to Purchaser, true and complete copies of the CIBC Loan Documents.

               B. Seller has received no written notice from any governmental agency or authority of any violation or alleged violation of any law, ordinance or regulation with respect to the Property (including without limitation notices of violations of environmental laws or regulations) which remains uncured as of the Effective Date and any violation which is the subject of a notice between the Effective Date and Settlement hereunder (a "Newly Noted Violation") shall be cured by Seller at Seller's sole cost and expense prior to Settlement, provided however that in no event shall Seller be required to incur any cost or expense in excess of $25,000 by reason of any such Newly Noted Violation.
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               C. Other than those items listed on Schedule 1 attached hereto and made a part hereof, there is no action, litigation, proceeding or investigation pending or, to Seller's actual knowledge, threatened, against Seller with respect to the Property before any court, governmental authority or agency. Seller has not received any written notice of any zoning violations. Other than those items listed on Schedule 1 attached hereto and made a part hereof, no taking by power of eminent domain or condemnation proceeding is pending or, to Seller's actual knowledge, threatened, for the permanent or temporary taking or condemnation of all or any portion of the Property.

               D. There are no oral or written leases for the Property entered into by Seller or otherwise known to Seller other than that GSA Lease identified on EXHIBIT C attached hereto and made a part hereof (the "GSA Lease"). Seller has caused to be delivered to Purchaser, or otherwise made available to Purchaser, a true and complete copy of the GSA Lease. The GSA Lease shall not be extended, modified or amended without Purchaser's written consent. To the Seller's actual knowledge, neither landlord nor tenant is in default under the GSA Lease, and there are no other obligations of the landlord except as set forth in the GSA Lease for the Property. Neither the tenant of the Property or any other person, firm or corporation has any right, option or agreement to purchase the Property, including, but not limited to, purchase options or rights of first refusal to purchase the Property. There are no brokerage, leasing or other commissions payable with respect to the GSA Lease as of the date hereof for which Purchaser shall be liable, and at Settlement, there shall be no such commissions payable for which Purchaser shall be liable following Settlement.

               E. If, prior to Settlement, Seller receives written notice of default or alleged default from the tenant of the Property alleging that Seller has breached or failed to perform any of Seller's obligations as landlord under the GSA Lease, Seller shall immediately transmit such notices to Purchaser.

               F. Until Settlement, Seller, to the extent that Seller is obligated to do so as the landlord under the GSA Lease, shall maintain and repair the building and improvements on the Property and the building systems located therein so as to keep them in substantially the same condition they are now in, reasonable wear and tear and damage by fire or other casualty excepted, it being acknowledged and agreed that the Property is otherwise being sold and conveyed in its "AS-IS, WHERE-IS CONDITION WITH ALL FAULTS".

               G. Prior to Settlement, Seller will not make any commitments to any governmental authorities or any adjoining or surrounding property owners, any civic association, any utility or other person or entity which would be binding upon the Property, without the prior written approval of Purchaser.

               H. Other than as set forth in EXHIBIT D, there are no service, maintenance, supply or management contracts, oral or written, which shall be binding upon Purchaser from and after the Settlement date. There are no employees of Seller
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required to be hired by Purchaser nor are there any collective bargaining agreements previously entered into (or assumed) by Seller. Anything in this
Section 6(H) to the contrary notwithstanding, Seller represents and warrants that any and all existing management agreements and exclusive brokerage or leasing agreements shall be terminated as of Settlement, Seller having fully paid and discharged any and all obligations accruing thereunder, and Purchaser shall assume no liability under or in respect of any such agreements.

               I. Seller has not received any written notice from any insurance company which has issued a policy with respect to the Property requesting performance of any structural or other major repairs or alterations to any of the Property which has not been complied with by Seller. Seller has not received from any insurance company presently insuring the Property any notice of cancellation of any policy or of a material increase in the current premium of any policy. Seller agrees to keep present coverages in full force and effect and to pay the premiums thereon until the Settlement date.

               J. Except as set forth in that certain Environmental Site Assessment and Property Condition Assessment previously obtained by CIBC dated November 30, 2001 and prepared by Property Solutions Incorporated, which Seller has caused to be delivered to Purchaser, Seller has no actual knowledge of the presence on the Property of any Hazardous Substances (defined below) or any Hazardous Wastes (as defined below). To Seller's actual knowledge, Seller has not been identified in any litigation, administrative proceeding or investigation as a responsible party or potentially responsible party for any liability for clean-up costs, natural resource damages or other damages or liability for prior disposal or release of Hazardous Substances or Hazardous Wastes, and no lien or superlien has been recorded, filed or otherwise asserted against any real or personal property of Seller for any clean-up costs or other responses costs incurred in connection with any environmental contamination that is attributable, in whole or in part, to Seller. For purposes of this Contract, "Hazardous Substances" means those elements and compounds which are designated as such in Section 101(14) of the Comprehensive Response, Compensation and Liability Act (CERCLA), 42 U.S.C. Section 9601 (14), as amended, all petroleum products and by-products, and any other hazardous substances as that term may be further defined in any and all applicable federal, state and local laws; and "Hazardous Wastes" means any hazardous waste, residential or household waste, solid waste, or other waste as defined in applicable federal, state and local laws.

               K. No labor has been performed or materials furnished at the request or direction of Seller that could result in a materialman's or mechanic's lien filed against the Property except as shall be fully paid or released prior to Settlement.

               L. To Seller's actual knowledge, there are no assessments for public improvements or repairs made or pending against the Property which remain unpaid, including, without limitation, those for construction of sewer, water, gas and electric lines and mains, streets, roads, sidewalks and curbs and, to Seller's actual knowledge, none has been proposed. Seller shall provide Purchaser with a true and complete copy of the most recent real property tax bill for the Property and true and complete copies of bills for any
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and all public space rentals, vault rentals and any other public rentals or taxes relating to the use or ownership of the Property. Seller shall promptly deliver to Purchaser a true and complete copy of any new real property tax assessment received for the Property.

               M. If not previously made available for inspection by Purchaser, Seller shall cause to be delivered to Purchaser (or its counsel) a true and complete copy of the Environmental Site Assessment and Property Condition Assessment previously obtained by CIBC dated November 30, 2001 and prepared by Property Solutions Incorporated.

               N. No brokerage or leasing commission, management fee or other compensation or reimbursement is now, or will at Settlement be, due or payable to any person, firm, corporation, or other entity with respect to or on account of any of the Leases, or any extensions or renewals thereof, or the management of the Property and all existing brokerage, leasing and management contracts shall have been terminated as of Settlement.

               O. To the best of Seller's actual knowledge, Seller holds good and marketable, indefeasible fee simple title to the Property, free and clear of liens and encumbrances, other than the lien of security interests securing any existing mortgage loans which shall be paid and discharged at or before Settlement, and other than those matters reported on Exhibit "B".

               P. Seller is not a "foreign person" as such term is defined in
Section 1445(f)(3) of the Internal Revenue Code of 1954, as amended (the
"Code").

               Q. Seller has received no notices, and Seller has no actual knowledge of, any violations by Seller of any obligations arising under any and all declarations, cross-easements, development, tri-party and like agreements, and any and all other agreements with county, municipal and other governmental and quasi-governmental agencies and authorities respecting the ownership, development and operation of the Property and all portions thereof.

               R. There are no outstanding agreements, options, rights of first refusal, rights of first offer, conditional sales agreements, whether oral or written, regarding the purchase and sale of the Property, or which otherwise affect any portion of or all the Property entered into by Seller and Seller has no actual knowledge of any such agreements executed by Seller's predecessor in title.

               S. Where copies of any documents have been delivered by Seller to Purchaser, whether prior to or pursuant to this Contract, such copies: (i) are exact copies of the originals of said documents, as executed and delivered by all of the parties thereto; and (ii) to the best of Seller's knowledge, constitute, in each case, the entire agreement between the parties thereto with respect to the subject matter thereof, and the original instruments in the form delivered to Purchaser.


                      If any of the foregoing warranties or representations is untrue in any material respect, either at the date of this Contract or at any time up to and including the
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date of Settlement, Purchaser shall have the right and option, by written notice to Seller, to cancel and terminate this Contract (except with respect to the indemnification provisions of this Contract which shall remain in effect), in which event the Deposit shall be refunded to Purchaser. In connection with the foregoing, Purchaser acknowledges that (i) Purchaser has examined or shall hereafter examine the Property, and has conducted or shall hereafter conduct such investigation of the affairs of the Property as Purchaser has considered or will consider appropriate; (ii) except to the extent specifically set forth in this Contract, neither Seller nor any of the employees, agents or attorneys of Seller has made any verbal or written representation, warranty, promise, or guarantee whatsoever to Purchaser, whether express or implied (including, without limitation, with respect to the physical condition or operation of Property; the status of any lease relating thereto; the actual or projected revenue and expenses of the Property; the zoning and other laws, regulations and rules applicable to the Property or the compliance of the Property therewith;
the quantity, quality, or condition of the articles of personal property and fixtures included in the transaction contemplated hereby; or the use or occupancy of the Property or any part thereof), affecting or related to the Property or the transactions contemplated hereby; (iii) Purchaser has not relied upon any statement made in any informational brochure with respect to the Property; and (iv) except for the representations, warranties and covenants of Seller expressly set forth herein, Purchaser has entered into this Contract in reliance solely on its own independent investigation, inspection, analysis, appraisal, examination, and evaluation of relevant facts and circumstances. As used in this Contract, when any representation, warranty, or certification made or provided by Seller in accordance with this Contract, the phrase "to the actual knowledge of Seller" or words of similar import shall mean the knowledge of each of Lee S. Elman, in his capacity as President of the Seller's sole General Partner, and John Moss, in his capacity as an officer of Elman
Investors, Inc. By execution of this Contract, absent the breach by Seller of an express representation or warranty made by Seller contained in section 6 above, Purchaser agrees to release the Seller from any claim or demand of any nature concerning the condition of the Property including its elements, environmental and zoning matters, claims related to compliance with any federal or state law, rule or regulation or any other matter. In furtherance thereof, Seller shall have no liability with respect to any of the representations and warranties made in this Contract or any representations and warranties made in any other document executed and delivered by Seller to Purchaser, to the extent that, prior to Settlement, Purchaser obtains actual knowledge (as a result of its due diligence tests, investigations and inspections of the Property, or disclosure by Seller in this Contract or any other source that contradicts any such representations and warranties, or renders any such representations and warranties untrue or incorrect, and Purchaser nevertheless consummates the transaction contemplated by this Contract. By making Settlement hereunder, Purchaser shall be deemed to have waived all such claims and demands described in the two (2) immediately preceding sentences; and the Purchaser shall not be entitled to "reserve" any claims or demands at Settlement of which it has actual knowledge. Purchaser acknowledges, represents and warrants that Purchaser is not in a significantly disparate bargaining position with respect to Seller in connection with the transaction contemplated by this Contract; that Purchaser freely and fairly agreed to this acknowledgment and waiver as part of the negotiations for the transaction contemplated by this Contract; that
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Purchaser is represented by legal counsel in connection with this transaction and Purchaser has conferred with such legal counsel concerning this waiver.

        7. SELLER'S COVENANTS. In addition to the covenants contained in the other Sections of this Contract, Seller covenants that it shall:

               A. At all times prior to the Settlement Date, maintain the Property consistent with its prior practices

               B. Not make or permit to be made any alterations, improvements or additions to the Property without the prior written consent of Purchaser, except those made by the GSA tenant pursuant to the right to do so under its Lease, or by Seller if required by applicable law or ordinance, or as required under any Lease.

               C. Not enter into any new lease, nor amend, modify or terminate any Lease without Purchaser's consent.

               D. Notify Purchaser promptly of the occurrence of any of the following to the extent same become actually known by Seller:

                      (i) a fire or other casualty causing damage to the Property, or any portion thereof;

                      (ii) receipt of notice of eminent domain proceedings or condemnation of or affecting the Property, or any portion thereof;

                      (iii) receipt of notice from any governmental authority or insurance underwriter relating to the condition, use or occupancy of the Property, or any portion thereof, or any real property adjacent to any of the Property, or setting forth any requirements with respect thereto;

                      (iv) receipt or delivery of any default or termination notice or claim of offset or defense to the payment of rent from any tenant;

                      (v) receipt of any notice of default from the holder of any lien or security interest in or encumbering the Property, or any portion thereof;

                      (vi) a change in the occupancy of the leased portions of the Property;

                      (vii) notice of any actual or threatened litigation against Seller or affecting or relating to the Property, or any portion thereof;

               E. Provide Purchaser with monthly updates of Vanguard management report for the Property upon receipt thereof by Seller, with a final update reporting data as of one day prior to the Settlement Date, also warranted by Seller to be true, correct and complete;
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               F. Except for agreements which can be terminated on not more than thirty (30) days' notice, not enter into any other agreements which affect the Property or the transactions contemplated by this Contract, without the prior written consent of Purchaser; and not permit the creation of any liability which shall bind Purchaser or the Property after Settlement.

               G. Notify Purchaser of any tax assessment disputes (pending or threatened) prior to Settlement, and not agree to any changes in the real estate tax assessment, nor settle, withdraw or otherwise compromise any pending claims with respect to prior tax assessments, without Purchaser's prior written consent. If any proceedings shall result in any reduction of assessment and/or tax for the tax year in which the Settlement occurs, it is agreed that the amount of tax savings or refund for such tax year, less the reasonable fees and disbursements in connection with such proceedings, shall be apportioned between the parties as of the date real estate taxes are apportioned under this Contract.

               H. Not remove any non-consumable Personal Property from the Premises without replacing it with similar personal property, new and of equal or better quality.

               I. At or Prior to the Settlement, terminate all existing contracts and agreements relating to the Property, (other than the GSA Lease) and pay any and all sums due thereunder as of the date of Settlement.

               J. As of Settlement, the Leasing and Replacement Reserves held under the CIBC Indebtedness as of the date hereof are approximately $246,000 in the aggregate. The Leasing Reserve shall not be reduced below existing levels, and no withdrawals from the Leasing Reserve shall be made at any time prior to Settlement. The Replacement Reserve shall remain subject to Seller's right to utilize a portion thereof if and when directed by CIBC, with notice in each such instance to Purchaser, all as more fully provided in Section 13(B) below.

        8. PURCHASER'S WARRANTIES, AGREEMENTS AND REPRESENTATIONS. Purchaser warrants and represents to Seller that the following are true and correct as of this date and shall be true and correct as of the date of Settlement:

               A. Purchaser warrants and represents to Seller the following:

                      (i). Purchaser has full right and authority to purchase the Property in accordance with the terms of this Contract.

                      (ii). There is no litigation pending or, to Purchaser's actual knowledge, threatened, against Purchaser that might have a material adverse effect on the ability of Purchaser to perform its obligations under this Contract.

                      (iii). Purchaser knows of no reason why the holder of the CIBC Indebtedness would be entitled to object to the assumption by Purchaser of the CIBC Indebtedness at Settlement.


               B. Purchaser acknowledges that all information in respect of the Property furnished to Purchaser is and has been so furnished on the condition that Purchaser maintain the confidentiality thereof. Accordingly, Purchaser shall, and shall inform its directors, officers, employees, agents, contractors, and representatives to, hold in strict confidence, and not disclose to any other person or entity without the prior written consent of Seller until the Settlement shall have been consummated, any of the information in respect of the Property delivered to Purchaser by Seller or any of its agents, representatives, directors, officers, or employees (the "Confidential Information"). If the Settlement does not occur and this Contract is terminated, Purchaser shall use commercially reasonable efforts to promptly return, or cause to be returned, to Seller all copies of such Confidential Information without retaining, or knowingly permitting retention of, any copy thereof. In addition, in the event Purchaser shall fail to make full settlement hereunder for any reason, Purchaser shall deliver to Seller within five (5) business days following termination of this Contract copies of all reports, studies or investigations obtained by Purchaser relating to the Property. Notwithstanding anything to the contrary hereinabove set forth, Purchaser may disclose such Confidential Information (i) on a need-to-know basis to its employees, its title insurer, and members of professional firms serving it in connection with this transaction, including without limitation its attorneys, environmental consultants and engineers, and its prospective investors and lenders; (ii) as any governmental agency or authority may require in order to comply with applicable laws of regulations; and (iii) if required by an order of any court of competent jurisdiction; and this provision shall survive the termination of this Contract. Confidential Information does not include any information which (1) at the time of disclosure is generally available to and known by the public; (2) was available on a non-confidential basis; or (3) has been independently developed by Purchaser.

               C. Purchaser agrees (i) to indemnify, defend and hold harmless Seller, and its agents, servants, and employees, from and against any and all loss, cost, claim, or liability asserted against Seller, or its agents, servants, or employees, and expenses (including without limitation reasonable attorneys' fees and disbursements incurred by Seller in defending the same), in connection with any damage to the Property (including without limitation the costs of restoring the Property to substantially its condition existing immediately prior to Purchaser's action, if Purchaser fails to restore), or death or injury to any person which occurs as a direct result of the acts or omissions of Purchaser or any of its employees, consultants, engineers, agents, and representatives (collectively the "Purchaser Parties"), during any entry by Purchaser or any of the Purchaser Parties onto or inspection of the Property, and (ii) to restore the Property to substantially its condition existing immediately prior to the action of Purchaser or any such Purchaser Parties, if Purchaser shall fail to make full settlement hereunder. This paragraph shall survive any termination of this Contract, and shall not be subject to the limitations on damages set forth in paragraph 17 hereof.

               D. Prior to the expiration of the Inspection Period, if Purchaser shall not have timely elected to terminate this Contract, Purchaser shall have obtained the approval of the Board of Trustees of First Potomac Realty Trust for this transaction.

        9. PHYSICAL AND FINANCIAL INSPECTION. For a period (the "Inspection Period") commencing as of August 14, 2003 and expiring on October 13, 2003 thereafter (such date is herein referred to as the "Inspection Period Expiration Date"), Purchaser shall have the right to have performed a physical and mechanical inspection, measurement and audit of the Property and an inspection of all books and records and financial information pertaining thereto, and Seller shall cooperate with Purchaser and shall furnish to Purchaser such information, materials and documents as Purchaser may reasonably request and shall have its accountant reasonably available throughout such period to assist in Purchaser's inspection and review. The inspection, audit and measurement of the Property's operation, condition and maintenance shall include, without limitation, such environmental and engineering inspections, reviews and assessments that Purchaser deems appropriate, the GSA Lease including any amendments thereof, all lease files and related correspondence, and the CIBC Loan documents and all correspondence and files related thereto and to the extent conducted at the Property shall be performed during business hours, after notice to Seller and at Seller's option, within the company of a representative designated by Seller. Purchaser's rights hereunder shall remain expressly subject to the rights of the GSA tenant at the Property. If Purchaser, in Purchaser's sole and absolute discretion, shall find such inspections or investigations to be unsatisfactory for any or no reason whatsoever, Purchaser shall have the right, at its option, to terminate this Contract on or before the Inspection Period Expiration Date, and upon such termination, the Deposit shall be immediately refunded to the Purchaser, and thereupon the parties hereto shall have no further liabilities one to the other with respect to the subject matter of this Contract other than those liabilities, if any, which are stated to expressly survive the early termination of this Contract.

        10. CIBC CONSENT. Commencing from and after the Effective Date and continuing until 5:00 p.m. October 15, 2003 (the "CIBC Approval Period"), Purchaser shall apply for and diligently prosecute procurement of the consent (the "CIBC Consent") by the holder of the CIBC Indebtedness to the assumption at Settlement by Purchaser of the CIBC Indebtedness and the concurrent prospective release by such holder of Seller and Lee M. Elman, individually, of all obligations under the CIBC Indebtedness arising from and first accruing after the Settlement. Seller shall reasonably cooperate with Purchaser in connection with procurement of the CIBC Consent in a form satisfactory to Purchaser. Purchaser shall complete such form application documents as CIBC shall reasonably require for its review. Purchaser shall keep Seller apprised of its discussions with the holder and provide to Seller copies of all relevant correspondence received by Purchaser in connection with such approval request. In the event that the CIBC Consent is for any reason not obtained during the CIBC Approval Period, Purchaser shall have the right at any time within sixty
(60) days thereafter to terminate this Contract and receive the immediate return of the Deposit; provided, however, that in the event that at the CIBC Consent is not obtained within said (60) day period, then this Contract shall automatically terminate and the Deposit shall be returned to Purchaser. In the event the CIBC Consent is procured within the CIBC Approval Period, or in the event it is thereafter procured prior to termination of this Contract by Purchaser or as otherwise above provided, then this Contract shall remain in full force and effect subject to the remaining terms and conditions hereof. It is expressly recognized that nothing contained herein shall be deemed to obligate Purchaser to pay the assumption fee required by the holder of the CIBC Indebtedness prior to the Settlement (recognizing that such fee shall be paid by Purchaser at Settlement and not before).

        11. SETTLEMENT. The purchase and sale contemplated by this Contract shall be consummated at Settlement (the "Settlement"), which shall take place (subject to the provisions of Paragraph 9) on or before October 22, 2003, or, in the event that Purchaser has not obtained the CIBC Consent as set forth in Paragraph 10 above, then subject to Purchaser's rights of termination as set forth in said Paragraph 10, on that date which is thirty (30) days after the date upon which Purchaser obtains such CIBC Consent; time being of the essence hereunder. An earlier date, time and place for Settlement may be designated by Purchaser in a written notice to Seller at least five (5) days prior to the date set for Settlement in such notice, and shall be reasonably acceptable to the Seller; provided, however, that if such date is not a business day, on the first business day thereafter at 10:00 a.m. at the place designated by Purchaser in such notice. It is expressly recognized that that the CIBC Consent will be provided prior to, and as a condition precedent of, Purchaser's obligation to make Settlement.

        12. DELIVERIES AT AND CONDITIONS TO SETTLEMENT.

               A. Seller shall (where appropriate) execute and deliver to Purchaser on the Settlement date the following:

                      (i) A certificate signed by Seller that the representations and warranties set forth in paragraph 7 of this Contract are true and correct on the date of Settlement as modified to the extent necessary to disclose any change in conditions or circumstances arising from and after the Effective Date known to Seller.

                      (ii) An affidavit stating that Seller is not a foreign person and providing Seller's tax identification number (Non-Foreign Person Affidavit/Form 1099).

                      (iii) A special warranty deed, substantially in the form of EXHIBIT E attached hereto and made a part hereof, conveying fee simple title to the Property to Purchaser, in accordance with paragraph 5 hereof.

                      (iv) Original executed GSA Lease, including any amendments thereto (or copy certified as true and correct, if original is not available) together with all original tenant files, tenant correspondence and repair records to the extent within Seller's control or possession.

                      (v) Original executed CIBC Loan documents, including any amendments thereto (or copy certified as true and correct, if original is not available) together with all original related files, correspondence and records to the extent within Seller's control or possession (provided that Seller shall be entitled to retain copies of those records necessary in order to permit Seller to receive any amounts not yet collected from the GSA tenant pertaining to periods preceding the Settlement) and Purchaser shall make such files, records and correspondence reasonably available to Seller for the one year period following the Settlement.

                      (vi) To the extent within Seller's possession or control, all freely assignable Original Licenses, Contract Documents and Other Personal Property described in Section 1 of this Contract.

                      (vii) Tot he extent within Seller's possession or control, all certificates of occupancy for the Property and for separately demised spaces at the Property, if any, and all other licenses, permits, authorizations and approvals in the possession of Seller or Seller's managing agent.

                      (viii) Assignment of Lease (the "Lease Assignment") assigning the GSA Lease to Purchaser, substantially in the form of EXHIBIT F attached hereto and made a part hereof.

                      (ix) Assignment of Licenses, Contract Documents and Other Personal Property assigning, conveying and transferring to Purchaser all licenses, contract documents and other personal property described in Section 1.

                      (x) A letter, signed by Seller, to the tenant notifying it of the new owner and the address to which all future rental and other payments be directed.

                      (xi) Assignment of contracts (the "General Assignment") of those contracts identified on EXHIBIT D (if any) which assignment shall be substantially in the form of EXHIBIT G attached hereto and made a part hereof.

                      (xii) Written evidence that all property management and listing agreements have been terminated by Seller.

                      (xiii) A letter duly executed to each of the other parties to the contracts being assigned to Purchaser (the "Contractors' Letters") informing them of the change in ownership of the Property.

                      (xiv) The Seller shall deliver to Purchaser the Lease Status Report containing the information set forth in the form of EXHIBIT H from the tenant under the GSA Lease, and all items reasonably requested by Purchaser, so that the tenant under the GSA Lease will recognize Purchaser as the successor in interest to Seller as landlord under the GSA Lease, pursuant to 48 C.F.R.
Section 42.1204, other than the novation agreement, which shall be handled in conformity with Paragraph 13(E) below; provided, however, that subject to Purchaser's right of termination under
Section 19, Seller shall not have any liability if and in the event that the Lease Status Report or other items are not received by Purchaser. Failure of Seller to deliver such Lease Status Report in form satisfactory to Purchaser shall not subject Seller to any damages asserted by Purchaser other than as provided in Paragraph 18(D) below, but shall entitle Purchaser at its option to either (x) extend the Settlement date for a period of up to ten (10) days to enable Seller to obtain such Lease Status Report or (y) terminate this Contract by written notice to Seller, which notice shall be effective in the event Seller is unable to obtain the Lease Status Report within five (5) business days following receipt by Seller of such notice, whereupon Purchaser shall receive prompt return of the Deposit and the parties relieved of further obligation, other than the indemnification obligations of Purchaser under this Contract.


                      (xv) Keys. All keys, combinations and security codes for all locks and security devices on the Property.

                      (xvi) An affidavit of title in the form attached hereto as
Exhibit I..

                      (xvii) Confirmation of the good standing and existence of Seller and the due authority of those executing for them, including, without limitation, the following documents issued no earlier than 30 days prior to
Settlement: (a) good standing certificate in state of organization and in the State in which the Property is located, (b) articles of incorporation, partnership agreement or other formation instrument certified by the secretary of state of the state of incorporation, (c) a certificate from the secretary of the corporation or managing general partner of the partnership confirming the incumbency of the signatories and the current force and effect of the resolution authorizing their execution of the documents required under this Contract.

                      (xix) Such other instruments, agreements, and documents as may be reasonably required to consummate the transactions contemplated hereby, (provided that the same do not increase Seller's obligations or liabilities beyond those otherwise created in this Contact), including without limitation a settlement statement specifying the charges, credits, and adjustments to each party and an affidavit in form reasonably acceptable to Seller and Title Company with respect to mechanics liens arising by reason of work or labor furnished or supplied to the Property at the direction or request of Seller and such other matters as may be reasonably requested by the Title Company.

               B. Purchaser shall execute (where appropriate) and deliver to Seller on the Settlement date the following:

                      (i) A certificate signed by Purchaser, under seal, that the representations and warranties set forth in paragraph 8 of this Contract are true and correct on the date of Settlement;

                      (ii) An assumption of the CIBC Indebtedness by Purchaser in such form as shall be required by the holder of the CIBC Note;

                      (iii) The portion of the Purchase Price payable in immediately available funds, of which the Deposit shall be a part;

                      (iv) Duly executed and acknowledged counterparts of the Lease Assignment, the General Assignment, and the Contractors' Letters.

                      (v) An amount, paid in immediately available funds, equal to and in payment of all amounts payable by Purchaser under paragraph 12 hereof (recognizing that any amounts payable by Seller thereunder shall be credited against the Purchase Price).

                      (vi) Such other instruments, agreements, and documents as may be reasonably required to consummate the transactions contemplated hereby, provided that the same do not increase Purchaser's obligations or liabilities beyond those otherwise created by this Contract, including without limitation a settlement statement specifying the charges, credits, and adjustments to each party.

        13. EXPENSES, PRORATED ITEMS AND ADJUSTMENTS.

               A. Seller shall pay the Grantor's Tax on the deed of conveyance and Purchaser shall pay all other state and local transfer and recordation taxes with respect to the transfer of the Property. Purchaser shall pay all of its title insurance premiums including charges for any special endorsements requested by Purchaser, tax certifications, recording fees, and survey costs for any surveys ordered by Purchaser. Seller shall pay all costs and expenses necessary to obtain a release of any liens or encumbrances on the Property (excepting the liens securing repayment of the CIBC Indebtedness). Other charges, if any, shall be paid in the manner in which purchasers and sellers of real property in the Washington, D.C. metropolitan area customarily divide such charges, provided however, that the costs associated with obtaining the CIBC Consent shall be allocated as follows: (a) in the event the Settlement does not occur as a result of a default by Seller, Seller shall pay all costs and fees payable to CIBC; (b) in the event the Settlement does not occur as a result of a default by Purchaser, Purchaser shall pay all costs and fees payable to CIBC;
(c) in the event Settlement does not occur because CIBC declines to grant the CIBC Consent, the parties shall split equally the costs and fees payable to CIBC; and (d) if CIBC grants consent and the Settlement occurs, Purchaser shall pay all costs and fees payable to CIBC.

               B. Interest on the CIBC Indebtedness together with all rents, utilities, real property taxes and all other public or governmental charges against the Property which are or may be payable on an annual, semi-annual or other basis shall be adjusted and apportioned as of 11:59 P.M. of the day immediately preceding the date of Settlement. Any then existing reserves established with CIBC Inc. under the CIBC Note (below defined) with respect to re-leasing of the Property and capital improvements and deferred maintenance shall be retained by Purchaser; provided, however, that in the event CIBC requires any capital improvement to be made in accordance with the CIBC Loan Documents, Seller shall have the right to use the Replacement Reserve (but expressly not the Leasing Reserve) for such capital improvement, and shall promptly provide Purchaser with notice of such requirement and expenditure. In such event Seller shall have no obligation to replenish such Replacement Reserve unless such replenishment shall be established by CIBC as a condition of loan assumption and in any event Seller shall, through Settlement, have the continuing obligation to make monthly deposits on account of the Replacement Reserve. Charges for utilities which are unmetered, or the meters for which have not been read on the Settlement date, will be prorated between Seller and Purchaser as of the Settlement date on the basis of the charges for the prior period for which bills were issued, and shall be recalculated, if necessary, upon utility billings received after Settlement and paid by the parties as appropriate, and this provision shall survive Settlement. Notwithstanding anything herein to the contrary, in the event such amounts shall remain unpaid for a period of one hundred twenty (120) days following billing thereof to GSA, Seller shall have the right to proceed directly against the tenant under the GSA Lease, by way of a plenary action only (as opposed to an action for possession) at Seller's cost, for collection of delinquent payments of increases in real estate taxes and operating cost escalations relating to the period prior to Settlement (collectively, the "Delinquent Payments"). All Delinquent Payments received by Purchaser following Settlement shall be promptly paid to Seller.


               C. All rent payable by the tenant of the Property shall be adjusted (prorated) on the Settlement date or if later, the date the Purchase Price is disbursed to Seller by Escrow Agent. Seller and Purchaser agree that
(i) the Tenant under the GSA Lease pays its Basic Rent in monthly installments in arrears, (ii) inasmuch as such payment is made in arrears, all Basic Rent under the GSA Lease which is attributable to the portion of the month in which the Settlement date occurs which is prior to the Settlement date shall be credited to Seller as an addition to the Purchase Price at Settlement, (iii) Purchaser shall be entitled to all Basic Rent under the GSA Lease to the extent it is collected after the Settlement date, and (iv) if Seller receives any Basic Rent or other sums under the GSA Lease which has been previously credited to Seller under clause (ii) of this sentence or which is otherwise payable under Purchaser under clause (iii) then and in any of such events Seller shall promptly deliver the amount of such Basic Rent or other sums to Purchaser. Rent other than the Basic Rent which is due, but uncollected, as of the Settlement shall not be adjusted, but Purchaser shall cause such other rent for the period prior to Settlement to be remitted to Seller if, as and when collected, less any expenses incurred by Purchaser for such collection; provided, that all rents collected subsequent to Settlement by Purchaser shall first be applied to current rentals accruing subsequent to Settlement and any remaining amounts shall be applied to rental arrearages as of Settlement, provided further that any rents received by Purchaser more than Two Hundred Seventy (270) days after the Settlement shall belong to Purchaser unconditionally. Notwithstanding the foregoing, it is agreed that tax reimbursements, which are payable by the tenant on an annual basis after the conclusion of each calendar or lease year, will be adjusted as of Settlement, with Seller being entitled to the portion thereof attributable to the period of the year immediately preceding the Settlement date and Purchaser being entitled to the balance of such payment. Purchaser shall pay over to Seller within seven (7) business days following receipt the portion of the installment to which the Seller is entitled. Additionally, payment of amounts for special services which were specifically billed by Seller prior to the Settlement Date, such as a generator fuel bill, which are not paid prior to the Settlement date but which are paid by the tenant thereafter, shall be remitted by Purchaser to Seller within seven (7) business days following Purchaser's receipt thereof subject to the aforesaid Two Hundred Seventy (270) day limitation.

               D. As of Settlement, the Purchaser shall be responsible for the transfer of accounts and establishment of all utility services to the Property in the name of Purchaser. Seller shall cooperate reasonably with Purchaser in this regard. Seller shall be entitled to return all utility deposits. Purchaser hereby indemnifies and agrees to defend and hold Seller and its members, managers and principals harmless from and against any and all loss, cost, damage, expense, claim, cause of action and liability incurred by Seller by reason of, or under or pursuant to, either the GSA Lease or CIBC Indebtedness relating to the period from and after Settlement and this provision shall expressly survive Settlement and the delivery of the deed. Seller hereby indemnifies and agrees to defend and hold Purchaser and its members, managers and principals harmless from and against any and all loss, cost, damage, expense, claim, cause of action and liability incurred by Purchaser by reason of, or under or pursuant to, the GSA Lease by reason of a default by Seller first arising during the period of Seller's ownership of the Property (as opposed to a matter arising prior to Seller's ownership of the Property) and relating to the period prior to Settlement. The foregoing indemnities and this provision shall expressly survive Settlement and the delivery of the deed.

               E. Promptly following Settlement Purchaser and Seller shall execute and deliver to the appropriate governmental authority a novation agreement in a form consistent with the novation agreement executed at the time of Seller's acquisition of the Property reflecting the transfer of the Property to Purchaser and the Lease Assignment of the GSA Lease to Purchaser. The form of the Novation Agreement used by Seller is attached hereto as Exhibit J. Purchaser expressly acknowledges that such novation agreement is required under applicable law in connection with the transfer of the Property to Purchaser and the Lease Assignment and that the Lease Assignment shall not be effective until the novation agreement is executed and delivered by the applicable governmental authority. Purchaser hereby indemnifies and agrees to defend and hold Seller and its members, managers and principals harmless from and against any and all loss, cost, damage, expense, claim, cause of action and liability incurred by Seller under or pursuant to the GSA Lease relating to the period from and after Settlement. The provisions contained in this section 13 (E) shall survive Settlement.

               F. Seller shall retain sole responsibility to pay any costs due and payable to CIBC under the CIBC Indebtedness as of Settlement (recognizing that interest shall be adjusted as of such date as above provided), other than costs, expenses or charges payable to CIBC, its servicer or counsel arising by reason of the assumption of the CIBC

Indebtedness by Purchaser (which costs, expenses and charges shall be borne solely by Purchaser). Purchaser shall assume responsibility for all obligations arising under the CIBC Indebtedness from and after the Settlement. Purchaser shall rely upon the appropriate estoppel certificate (i.e. either from the GSA or the holder of the CIBC Indebtedness) with respect to matters preceding the Settlement.

               G. The provisions of this paragraph 13 shall expressly survive Settlement.

        14. POSSESSION. Subject to the GSA Lease, Seller shall give possession of the Property immediately following Settlement.

        15. CONDEMNATION. In the event of condemnation or receipt of notice of condemnation or taking of the Property by governmental authority prior to the date of Settlement, Purchaser, at its sole option, and upon a reasonable determination by Purchaser that such taking would materially adversely affect the use and operation of the Property, shall have the right to terminate this Contract, and the Deposit shall be refunded to Purchaser, at which time this Contract shall be null and void, and all parties hereto shall be released from all further liability hereunder, other than with respect to the indemnification provisions of this Contract. If Purchaser does not elect to terminate this Contract, then Settlement hereunder shall be consummated as herein provided, without reduction of the Purchase Price, but all condemnation awards or payments shall be paid or assigned to Purchaser at Settlement. Between the Effective Date and Settlement, Seller agrees that it shall not settle or compromise any such claims without the prior written consent of Purchaser.

        16. DESTRUCTION OR DAMAGE PRIOR TO SETTLEMENT. If, at any time prior to the Settlement Date, all or any portion of the Property is destroyed or damaged as a result of fire or any other cause, Seller shall give written notice thereof promptly to Purchaser. The rights and obligations of the parties by reason of such destruction or damage shall be as follows:


                      (i) If the "Repair Cost" (as defined below) of such destruction or damage shall be determined to be Three Hundred Thousand Dollars ($300,000) or less, the Purchase Price shall be deemed reduced by the Repair Cost and the Property shall be conveyed and accepted in its destroyed or damaged condition. Seller and Purchaser agree that Seller shall be solely entitled to any insurance proceeds arising under any policy of insurance maintained by Seller in connection with such destruction or damage, and Purchaser shall cooperate reasonably with Seller in the recovery of such proceeds.

                      (ii) If the Repair Cost of such destruction or damage shall be determined to exceed Three Hundred Thousand Dollars ($300,000) but be less than One Million Dollars ($1,000,000), Purchaser shall have the option to terminate this Contract by delivering written notification of such termination to Seller at or before 5 o'clock p.m. within thirty (30) days after the fire or other casualty (but in no event subsequent to the fifteenth day following the last day permitted for Settlement above). If the Repair Cost of such destruction or damage shall be determined to exceed One Million Dollars

($1,000,000), Purchaser or Seller shall have the option to terminate this Contract by delivering written notification of such termination to the other at or before 5 o'clock p.m. within thirty (30) days after the fire or other casualty (but in no event subsequent to the fifteenth day permitted for Settlement above). If neither Purchaser nor Seller shall elect to terminate this Contract pursuant to their respective rights provided in the immediately preceding two sentences within the thirty (30) day period above provided, Purchaser shall accept the Property in its destroyed or damaged condition and the Purchase Price shall be reduced by the Repair Cost. Seller agrees to provide Purchaser with the Repair Cost (inclusive of backup information related thereto) within five (5) days following its receipt of such Repair Cost. If Settlement is scheduled to occur during said five (5) day period, Settlement shall be delayed to allow Purchaser the full benefit of said five (5) day period. Upon delivery of any notice of termination, this Contract shall be deemed terminated; the Deposit and all accrued interest thereon shall be refunded to Purchaser; and no party shall have any further rights, liabilities, or obligations in connection with this Contract, except for those which shall expressly survive termination. If neither party exercises timely its right of termination in the manner specified above, then the sale of the Property shall be consummated, on the earliest practicable date, as herein provided. Absent express written agreement to the contrary, Seller and Purchaser agree that Seller shall be solely entitled to any insurance proceeds arising under any policy of insurance maintained by Seller in connection with such destruction or damage, and Purchaser shall cooperate reasonably with Seller (at no cost or expense to Purchaser) in the recovery of such proceeds.

                      (iii) As used in this Section 15, the term "Repair Cost" shall mean an estimate obtained by Seller from a reputable contractor licensed to do business in the Washington, D.C. metropolitan area, reasonably acceptable to Seller's insurance carrier of the actual cost of repair and restoration reasonably acceptable to Purchaser. Seller shall use all commercially reasonable efforts to obtain such estimate within fifteen (15) days after receiving notice of the destruction or damage. If Settlement is scheduled to occur during said fifteen (15) day period, Settlement shall be delayed until expiration of the fifteenth (15th) day following transmittal by Seller of the Repair Cost to Purchaser.

                      (iv) Anything herein contained to the contrary notwithstanding, in the event any fire or casualty shall result in the Tenant under the GSA Lease having the right to terminate the GSA Lease, then in such event Purchaser shall have the right to terminate this Contract and receive the return of the Deposit unless such Tenant shall first waive its right in writing to terminate the GSA Lease.

        17. BROKERAGE COMMISSIONS. Each party hereby represents and warrants unto the other that it has not acted through or with, or introduced into the transactions contemplated hereby, any broker, agent, or finder who would be entitled to a commission or fee upon the execution of this Contract and/or Settlement hereunder with the exception of Transwestern Commercial Services, who shall be paid at Settlement by Seller from the proceeds of sale due Seller in accordance with the terms of a separate written agreement between Seller and such broker. Each party shall indemnify and hold harmless the other, respectively, of and from any and all other liability, cost and expense, including reasonable attorneys' fees, incurred or suffered as a result of breach of the aforesaid warranty by the indemnifying party.

        18. DEFAULT.

               A. Purchaser and Seller each acknowledges that it would be difficult to ascertain the actual damages which would be suffered by Seller if Purchaser defaults in consummating the purchase and sale contemplated by this Contract. Accordingly, if all conditions and other events precedent to Purchaser's obligation to consummate the transaction contemplated by this Contract have been satisfied or waived, but Purchaser fails, refuses or is unable to consummate Settlement under this Contract, then Seller's sole remedy shall be to declare a forfeiture of and to retain the Deposit, as liquidated damages and not a penalty. Upon such forfeiture, all parties hereto shall be released of all further liability hereunder, except with respect to the indemnification provisions of Purchaser under this Contract and of the parties under paragraph 16 hereof, and this Contract otherwise shall be null and void. In no event shall Seller have the right to bring suit for specific performance and/or for monetary damages for a default by Purchaser under this Contract.


               B. If all conditions and other events precedent to Seller's obligations to consummate the transaction contemplated by this Contract have been satisfied or waived, and Seller fails, refuses or is unable to consummate Settlement under this Contract, then Purchaser shall have the right to either bring suit for specific performance against Seller or receive an immediate refund of the Deposit. Except as set forth in the immediately preceding sentence and in subsection 18D below, Purchaser hereby expressly waives, relinquishes and releases any other right or remedy available to it at law, in equity or otherwise by reason of Seller's inability to perform its obligations hereunder.

               C. In the event a suit shall be brought by either Seller to recover the Deposit or Purchaser to enforce its right to obtain specific performance by Seller of its obligation to convey the Property hereunder, the prevailing party in such action shall be entitled to recover the reasonable attorneys' fees incurred in such action.

               D. In the event of Seller's willful breach or default hereunder with respect to its obligation to close in accordance with the material terms and conditions hereof which results in Purchaser's termination of this Contract, then, in any such event, upon termination by Purchaser hereunder, in addition to receiving the immediate return of the Deposit, anything in the Contract contained to the contrary notwithstanding, Purchaser shall also receive from Seller, upon demand, Purchaser's actual, documented out-of-pocket costs and expenses associated with this Contract and Purchaser's anticipated acquisition of the Property including, without limitation, Purchaser's reasonable counsel fees and costs, title expenses, survey costs, and other costs and expenses associated with Purchaser's due diligence, including, without limitation, legal, financial and accounting due diligence, Purchaser's structural inspection of the Property and Purchaser's environmental assessment of the Property (collectively, "Transaction Costs"). The foregoing list is not intended to be exclusive, but representative of the costs and expenses that the parties anticipate that Purchaser will incur in anticipation of this transaction. Seller's maximum reimbursement liability under this Paragraph shall not exceed One Hundred Thousand Dollars ($100,000) together with any fees paid by Purchaser to CIBC.

        19. PURCHASER'S CONDITIONS PRECEDENT TO SETTLEMENT.

               The obligations of Purchaser hereunder are subject to the fulfillment of the following conditions prior to or on the Settlement Date (any one of which may be waived in whole or in part by Purchaser at or prior to the Settlement) and in the event any of the conditions are not complied with, Purchaser may terminate this Contract by notifying the Seller and Escrow Agent and thereupon shall be returned the Deposit and thereafter this Contract shall be null and void:

               A. The warranties and representations made by Seller in this Contract shall be true and correct on the Settlement Date as though such representations and warranties were made on the Settlement Date.

               B. Seller shall have performed and complied with all of the terms and conditions required by this Contract to be performed and complied with by it prior to or on the Settlement Date and shall have delivered or caused to be delivered all documents and materials required under Paragraph 12 hereof.

               C. There shall be no outstanding Newly Noted Violations requiring more than $25,000 to correct unless Seller agrees in its sole option and discretion to bear the costs of correction.

               D. The GSA shall deliver the Lease Status Report to Purchaser in form satisfactory to Purchaser.

               E. The Assumption Fee required to be paid to the Holder of the CIBC Indebtedness shall not exceed 1% of the principal balance existing as of the Settlement under the CIBC Indebtedness, exclusive of costs and expenses of such holder such as legal fees and processing charges; the CIBC Indebtedness and the obligations of the borrower thereunder shall be current in all respects and the documentation evidencing the CIBC Consent under the assumption of the CIBC Indebtedness shall be in form satisfactory to Purchaser.

        20. MISCELLANEOUS.

               A. This Contract constitutes the entire agreement between the parties with respect to the Property, and it supercedes all prior discussions, understandings or agreements between the parties. This Contract shall be binding upon and inure to the benefit of the parties hereto, and their respective successors and assigns; provided, however, that neither party may assign this Contract without the prior written consent of the other party. Notwithstanding the foregoing provisions to the contrary, Purchaser shall have the right to assign this Contract to an entity owned or controlled by First Potomac Realty Trust, or otherwise approved by the holder of the CIBC Indebtedness, but

Purchaser shall continue to be liable for all of its obligations and liabilities under this Contract, and assignee shall execute and deliver to Seller an assignment agreement in form and substance reasonably acceptable to Seller.

               B. This Contract shall be governed by, and construed under the laws of the Commonwealth of Virginia, without regard to principles of conflict of laws. After Settlement, either party shall execute and deliver to the other any additional documents and instruments which such other party may reasonably determine are necessary to further assure to the other the consummation of the purchase and sale contemplated herein, without additional expense to the party requesting such items, and without increasing or expanding the obligations or liabilities of either party hereunder.

               C. All notices, requests, consents and other communications hereunder may be sent either by the Seller or Purchaser or its legal counsel, as the case may be, and shall be in writing and shall be (i) personally delivered,
(ii) sent by overnight delivery, or (iii) sent by facsimile, with a hard copy to follow by first class registered or certified mail, return receipt requested, postage prepaid:

               If to Seller:


               Elman Investors, Inc.
               50 -1/2 East 64th Street
               New York, New York 10021
               Fax Number:    212-755-9848
               Phone Number:  212-838-2700

               with a copy to

               Richard F. Levin, Esquire
               Grossberg, Yochelson, Fox & Beyda, LLP
               2000 L Street, N.W., Suite 675
               Washington, D.C. 20037
               Fax Number:    202-296-7777
               Phone Number:  202-296-9696

               If to Purchaser:

               Nicholas R. Smith, Executive Vice President
               FIRST POTOMAC REALTY TRUST
               7200 Wisconsin Avenue
               Suite 310
               Bethesda, MD 20814
               Fax Number:    301-986-5554
               Phone Number:  301-986-9200

               with a copy to:

               Eric L. Stern, Esq.
               Morgan, Lewis & Bockius LLP
               1701 Market Street
               Philadelphia, PA 19103
               Fax Number:    215.963.5299
               Phone Number:  215.963.5000

or to such other address as may have been furnished by the parties in writing.

Any notice or other communication shall be deemed received (i) in the case of personal delivery, when it is personally delivered, (ii) in the case of overnight delivery, on the day following the date sent, or (iii) on the third
(3rd) business day after it is deposited in the United States mail, as applicable.

               D. Time shall be of the essence with respect to each and every provision of this Contract. All representations, statements, agreements, warranties, and covenants of Seller and Purchaser contained herein shall continue to bind the parties and survive Settlement pursuant to and in accordance with the other provisions of this Contract for a period of twelve
(12) months following the Settlement date unless otherwise expressly provided herein.

               E. This Contract shall be amended only in writing signed by Seller and Purchaser.

               F. This Contract does not constitute an offer to sell and shall not bind either party unless and until each party has executed and delivered to the other an executed original counterpart hereof.

               G. If any term or provision of this Contract or the application thereof to any person or circumstance shall, to any extent, be invalid or unenforceable, the remainder of this Contract, or the application of such term or provision to persons or circumstances other than those as to which it is held invalid or unenforceable, shall not be affected thereby, and each term and provision of this Contract shall be valid and enforceable to the fullest extent permitted by law.

               H. Neither Seller nor Purchaser may record this Contract.

               I. The paragraph headings used herein are for reference purposes only, and do not control or affect the meaning or interpretation of any term or provision hereof, and shall not be deemed in any manner to modify, explain, qualify, or restate any of the provisions of this Contract.

               J. This Contract may be executed in any number of counterparts with the same effect as if all parties hereto had executed the same document. All such counterparts shall be construed together and shall constitute one instrument.

               K. The failure of any party to enforce at any time any provision of this Contract shall not be construed as a waiver of such provision, or of the right of any party, thereafter, to enforce such provision. A waiver of any breach of this Contract shall not be held to be a waiver of any other or subsequent breach.

               L. The representations, warranties, and agreements of the parties contained herein are intended solely for the benefit of the party to whom such representations, warranties, or agreements are made, and shall not confer any right hereunder, whether legal or equitable, in any other party, and no other party shall be entitled to rely thereon.

               M. A signed copy of this Contract or any amendment hereto or any other document related hereto transmitted by telecopier or facsimile machine shall be deemed an executed original of such document for all purposes, and the party so providing such signed copy shall deliver promptly, thereafter, by nationally recognized overnight courier to all other parties an executed original copy of such signed document.

               N. Notwithstanding anything to the contrary in this Contract, Seller and Purchaser agree that Seller shall not be required to deliver to Purchaser in connection with the transactions contemplated by this Contract any of the following: (i) certain records which relate to internal matters of Seller (such as income tax returns, financial statements (other than operating statements for the Property), inter-corporate debt and equity, corporate and partnership governance, investment advisory services and other professional relationships); (ii) the work papers, memoranda, analysis, correspondence, and similar matters prepared by Seller in connection with the negotiation and documentation of the transactions contemplated hereby, and (iii) the originals of all checks issued by or on behalf of Seller in payment of pre-Settlement bills and invoices. The foregoing shall not be deemed to preclude Purchaser from reviewing Seller's operating statements or related information such as copies of third party invoices pertaining to the Property either in its possession or control and any similar information received by Seller from its predecessor-in-interest of the Property.

               O. Seller reserves the right to locate or cause to be located property of a like-kind suitable to Seller for the purpose of effectuating one or more exchange transactions solely by the transfer of this Contract (but not title to the Property) by Seller to a "qualified intermediary" selected by Seller (the "ACCOMMODATOR") in connection with a tax-deferred exchange as contemplated by Section 1031 of the Internal Revenue Code of 1986, as amended. Purchaser agrees to cooperate with Seller in connection with such tax-deferred exchange, including the execution of such documents as may be reasonably necessary to effectuate the same; provided that (i) the Settlement Date shall not be delayed as the result of such exchange; (ii) all additional costs in connection with such exchange, including, without limitation, Purchaser's legal fees and costs, shall be borne by Seller; (iii) such exchange is effectuated through an Accommodator; (iv) Seller conveys title to the property directly to Purchaser (or its permitted assignee) by direct deeding and remains liable for all of its obligations, representations and warranties hereunder; and (v) Seller shall indemnify Purchaser and hold Purchaser harmless from and against any and all claims, demands, liabilities, costs, expenses, penalties, damages and losses, including, without limitation, reasonable attorneys' fees relating to Purchaser's participation in such exchange. This Contract and Seller's obligations hereunder are not subject to or conditioned upon Seller's ability to consummate an exchange. Purchaser's responsibility for reviewing exchange documents shall be limited to determining whether the terms and conditions of such exchange documents are such that they are in compliance with the foregoing provisions. Seller shall be responsible for the payment of all deposits and other costs required to be paid by the "purchaser" pursuant to the exchange documents and for making all determinations as to the legal sufficiency or other consideration, including but not limited to tax considerations, relating to such exchange documents. Purchaser, in so cooperating in any exchange transaction arranged by Seller, shall in no event be responsible for, or in any way warrant, the tax consequences of the exchange transaction.

               P. Seller expressly recognizes that Purchaser, or an entity to be associated with Purchaser in connection with the acquisition of the Property, may also desire to structure such acquisition as a tax deferred exchange under
Section 1031 of the Internal Revenue Code of 1986, as amended, and Seller shall cooperate in the execution and delivery of such documents, including the assignment of this Contract to a "qualified intermediary" designated by Purchaser, as may be reasonably requested by Purchaser in order to obtain such exchange treatment for federal income tax purposes, provided that (i) the Settlement Date shall not be delayed as the result of such exchange; (ii) all additional costs in connection with such exchange, including, without limitation, Purchaser's legal fees and costs, shall be borne by Purchaser; (iii) such exchange is effectuated through an Accommodator; (iv) Purchaser remains liable for all of its obligations, representations and warranties hereunder; and
(v) Purchaser shall indemnify Seller and hold Seller harmless from and against any and all claims, demands, liabilities, costs, expenses, penalties, damages and losses, including, without limitation, reasonable attorneys' fees relating to Seller's participation in such exchange. This Contract and Purchaser's obligations hereunder are not subject to or conditioned upon Purchaser's ability to consummate an exchange. Seller's responsibility for reviewing exchange documents shall be limited to determining whether the terms and conditions of such exchange documents are such that they are in compliance with the foregoing provisions. Purchaser shall be responsible for the payment of all deposits and other costs required to be paid by the "seller" pursuant to the exchange documents and for making all determinations as to the legal sufficiency or other consideration, including but not limited to tax considerations, relating to such exchange documents. Seller, in so cooperating in any exchange transaction arranged by Purchaser, shall in no event be responsible for, or in any way warrant, the tax consequences of the exchange transaction.

               Q. Confidentiality. Each of the parties hereto covenants and agrees to hold the nature and content of this Contract, including without limitation, the Purchase Price contained herein, in strict confidence prior to Settlement, and other than such disclosure by Purchaser as, in Purchaser's judgement, may be required by the SEC and except as may be necessary to comply with this Contract, neither party shall disclose prior to Settlement, the nature, content or the Purchase Price of this Contract without the express written consent of the other party.


        21. SEC REPORTING (8-K) REQUIREMENTS.


For the period of time commencing on the date hereof and continuing through the first anniversary of the Settlement Date, and without limitation of other document production otherwise required of Seller hereunder, Seller shall, from time to time, upon reasonable advance written notice from Purchaser, provide Purchaser and its representatives, with (i) access to all financial and other information pertaining to the period of Seller's ownership and operation of the Property, which information is relevant and reasonably necessary, in the opinion of Purchaser's outside, third party accountants (the "Accountants"), to enable Purchaser and its Accountants to prepare financial statements in compliance with any or all of (a) Rule 3-05 or 3-14 of Regulation S-X of the Securities and Exchange Commission (the "Commission"), as applicable; (b) any other rule issued by the Commission and applicable to Purchaser; and (c) any registration statement, report or disclosure statement filed with the Commission by, or on behalf of Purchaser; and (ii) a representation letter, signed by the individual(s) responsible for Seller's financial reporting, as prescribed by generally accepted auditing standards promulgated by the Auditing Standards Division of the American Institute of Certified Public Accountants, which representation letter may be required by the Accountants in order to render an opinion concerning Seller's financial statements.

        22. EXCULPATION. No recourse shall be had for any obligation of First Potomac Realty Trust under this Contract or under any document executed in connection herewith or pursuant hereto, or for any claim based thereon or otherwise in respect thereof, against any past, present or future trustee, shareholder, officer or employee of First Potomac Realty Trust, whether by virtue of any statute or rule of law, or by the enforcement of any assessment or penalty or otherwise, all such liability being expressly waived and released by the Seller and all parties claiming by, through or under Seller.


                         [Signatures On Following Page]

        IN WITNESS WHEREOF, each of the parties hereto has caused its duly authorized representative to execute and seal this Contract as of the day and year first above written.

WITNESS/ATTEST:                            SELLER:

                                      ELMAN ALEXANDRIA ASSOCIATES, L.P.
                                           By:  Elman Investors, Inc., its
                                                sole General Partner


                                           By: /s/ LEE M. ELMAN         (SEAL)
-----------------------------------           --------------------------
                                              Print Name:  LEE M. ELMAN,
                                              Title:  President
                                              Date:  September 19, 2003


WITNESS/ATTEST:                            PURCHASER:



                                           By: /s/ NICHOLAS R. SMITH    (SEAL)
-----------------------------------           --------------------------
                                           Print Name: NICHOLAS R. SMITH
                                           Print Title: Executive Vice President
                                           Date:  September 19, 2003

                                     JOINDER

        The undersigned joins herein for the sole purpose of agreeing to act as Escrow Agent and to hold and invest the Deposit, all pursuant to and in accordance with the terms and provisions of the aforegoing Contract.

                                             TRI-STATE COMMERCIAL CLOSINGS, INC.


                                                  BY: __________________________
                                                      Name:
                                                      Title:

                                    EXHIBIT A

                                LEGAL DESCRIPTION

         All that certain lot or parcel of land situate and lying in Fairfax County, Virginia, and more particularly described as follows:

                               DESCRIPTION OF THE
                   REMAINDER OF THE LANDS OF INTERSTATE PLAZA
                            (SHELL OIL PARK, LOT 18A)
                    MASON DISTRICT, FAIRFAX COUNTY, VIRGINIA

Commencing at a point on the southerly right-of-way line of General Washington Drive, Route 3530, said point also being the northwesterly corner of the land of Novem Investment Company; Thence S 83 degrees 37' 34" W, a distance of 68.42 feet to the point of beginning;

Thence, with the westerly line of the land of the originally described portion of Shell Oil Park, Lot 18A, the following nine (9) courses:

         1.       S 26 degrees 17' 49" W, a distance of 39.31 feet;

         2.       S 15 degrees 16' 32" E, a distance of 95.03 feet;

         3.       S 30 degrees 02' 06" W, a distance of 205.23 feet;

         4.       S 59 degrees 57' 54" E, a distance of 100.00 feet;

         5.       S 30 degrees 02' 06" W, a distance of 52.08 feet;

         6.       N 59 degrees 57' 54" W, a distance of 104.36 feet;

         7.       S 29 degrees 59' 45" W, a distance of 125.44 feet;

         8.       N 60 degrees 00' 15" W, a distance of 143.73 feet;

         9. S 39 degrees 19' 41" W, a distance of 274.61 feet to a point on the easterly right-of-way line of Henry G. Shirley Highway, Route 395;

Thence, with said easterly right-of-way line of Henry G. Shirley Highway, Route 395, the following six (6) courses:

         1. With a curve to the right having a central angle of 01 degrees 05' 40", a radius of 11,241.19 feet, an arc distance of 214.71 feet and a chord length of 214.71 feet, which bears S 84 degrees 32' 19" W;

         2.       N 05 degrees 28' 43" E, a distance of 127.04 feet;

         3.       N 24 degrees 50' 33" E, a distance of 144.13 feet;

         4.       N 36 degrees 11' 11" E, a distance of 340.98 feet;

         5.       N 16 degrees 02' 04" E, a distance of 137.54 feet;

         6. N 31 degrees 46' 59" E, a distance of 102.49 feet to an easterly corner of the land of Cecil Pruitt, Jr., Trustee;

Thence, with the easterly and southerly lines of Cecil Pruitt, Jr., Trustee, the following two (2) courses:

         1.       S 36 degrees 27' 31" E, a distance of 157.94 feet;

         2. N 77 degrees 15' 20" E, a distance of 220.00 feet to a point on a curve on the northerly right-of-way line of General Washington Drive, Route 3530;

Thence, with a curve in said northerly right-of-way line of General Washington Drive, Route 3530, having a central angle of 63 degrees 00' 16", a radius of
59.00 feet, an arc distance of 64.88 feet, and a chord length of 61.66 feet which bears S 24 degrees 26' 05" E to the point of beginning.

CONTAINING 269,014 Square Feet or 6.1757 acres more or less.

TOGETHER WITH AND SUBJECT TO the terms and conditions of those reciprocal and other rights, easements, covenants, servitudes, liens and obligations set forth in those certain Covenants for Commercial Office Complex recorded in Deed Book 4398 at page 146 and that certain Declaration of Easements and Covenants recorded in Deed Book 10599 at page 184 among the Fairfax County land records, as the same may be amended, restated, replaced, supplemented or otherwise modified from time to time.

                                    EXHIBIT B

                       DESCRIPTION OF PERMITTED EXCEPTIONS

The following items from Seller's Owner's Policy issued by Commonwealth Land Title Insurance Company on Schedule B

1. Taxes and other public charges (including assessments by any county, municipality, metropolitan district or commission) payable on an annual basis subsequent to the fiscal year ending December 31, 2001.

2. U.S. Government Lease for Real Property, GSA Lease No. GS-118-20651, dated April 14, 1992, by and between Gary P. Hurst, Trustee of the Trust dated November 8, 1986, and the United States of America for the warehouse and related spaced located at 5775 General Washington Drive, Alexandria, Fairfax County, Virginia 22312, and all Supplemental Lease Agreements with respect thereto, as all of the same may be amended, restated, replaced, supplemented or otherwise modified from time to time.

3. Easement(s) to The Chesapeake and Potomac Telephone Company recorded in Deed Book 4227 at page 579, as shown on ALTA/ACSM Land Title Survey prepared by Christopher Consultants Ltd., dated February 10, 1999, last revised November 21, 2001 (the "Survey").

4. Easement(s) to The Board of Supervisors of Fairfax County, Virginia, recorded in Deed Book 4145 at page 706, corrected by Instrument recorded in Deed Book 4227 at page 296, and as partially vacated by Instrument recorded in Deed Book 7590 at page 456, as shown on Survey.

5. Easement(s) to Fairfax County Water Authority recorded in Deed Book 4610 at page 545, as shown on Survey.

6. Declaration of Easements and Covenants including payment of maintenance costs recorded in Deed Book 10599 at page 184 as noted on Survey, as noted on Survey as Instrument recorded in Deed Book 10599 at page 134.

         NOTE:  Consent recorded in Deed Book 10599 at page 203.

7.       Covenants for Commercial Office Complex which includes easement rights
         recorded in   Deed Book 4398 at page 146, as noted on Survey.

8.       The following items are shown on Survey as follows:
         a. 75 foot Building Restriction Line recorded in Deed Book 8502 at page 1424
         b.   Tributary to Backlick Run crossing a portion of subject property.

         c. 15 inch storm drain pipe and manholes at southerly corner of subject property

9. Deed of Trust and Security Agreement dated as of December 11, 2001 from Elman Alexandria Associates, L.P., a Delaware limited partnership, to Lawyers Title Realty Services, Inc., a Virginia corporation, securing CIBC Inc., a Delaware corporation, in the original amount of $8,700,000.00, recorded on December 12, 2001 in Deed Book 12470 at page 0186.

10. Assignment of Leases and Rents dated as of December 11, 2001 from Elman Alexandria Associates, L.P., a Delaware limited partnership, to CIBC Inc., a Delaware corporation, recorded on December 12, 2001 in Deed Book 12470 at page 0251.

11. UCC-1 Financing Statements from Elman Alexandria Associates, L.P., Debtor, to CIBC Inc., Secured Party, filed on December 12, 2001 as File Number 01008103 in the Finance Records of Fairfax County, Virginia, and filed on March 8, 2002 as File Number 2079064 in the Finance Records of the Secretary of State for Delaware.

                                    EXHIBIT C

                                    GSA LEASE

                               Lease #GS-118-20651

                                    EXHIBIT D

                        DESCRIPTION OF SERVICE CONTRACTS

                           To be provided by Seller or its Management Agent Within ten (10) days following the Effective Date

                                    EXHIBIT E

                                  FORM OF DEED

                              SPECIAL WARRANTY DEED

         THIS SPECIAL WARRANTY DEED, made this ____ day of ______________, 2003, by and between ELMAN ALEXANDRIA ASSOCIATES, L.P., a Delaware limited partnership (the "Grantor"), and _______________________________________, a
___________________ _______________________ (the "Grantee").

         WITNESSETH, that in consideration of the sum of Ten Dollars ($10.00), cash in hand paid, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Grantor does hereby grant, bargain, sell and convey, with Special Warranty of Title, unto the Grantee, its successors and assigns, in fee simple, the real property located in Fairfax County, Virginia, and described on Exhibit "A" attached hereto and incorporated herein.

         Together with all buildings and improvements thereupon, and the rights, alleys, ways, waters, easements, privileges, appurtenances, and advantages belonging or appertaining thereto.

         Subject, however, to all easements, conditions, and restrictions of record insofar as these may lawfully affect the property.

         To have and to hold the property hereby conveyed to the Grantee, its successors and assigns, in fee simple, forever.

                         [Signatures On Following Page]

         IN TESTIMONY WHEREOF, the Grantor has caused this Special Warranty Deed to be executed by its duly authorized representative.

                                 GRANTOR:

                                 ELMAN ALEXANDRIA ASSOCIATES, L.P., a Delaware limited partnership

                                 By:   Elman  Investors, Inc., a Delaware
                                       corporation

                                 By:
                                      Lee M. Elman
                                      President

________________________)
________________________)
________________________) to wit:

         I, ____________________, a Notary Public in and for the jurisdiction aforesaid, do hereby certify that ________________________, who is personally well known to me (or satisfactorily proven to me) as the person named in the foregoing Deed, personally appeared before me in the aforesaid jurisdiction and acknowledged himself to be the President of ELMAN INVESTORS, INC., general partner of ELMAN ALEXANDRIA ASSOCIATES, L.P., a Delaware limited partnership, and that he, as such President, being authorized so to do, executed the foregoing Deed for the purposes therein contained by signing, in my presence, the name of the Company by himself as the president of the corporate general partner.

         GIVEN under my hand and seal this ___ day of ___________________, 2003.

                                         ________________________________
                                         Notary Public

                                         My commission expires:____________

[NOTARY SEAL]

                                EXHIBIT A TO DEED

                                LEGAL DESCRIPTION

                                    EXHIBIT F

                            FORM OF LEASE ASSIGNMENT

                       ASSIGNMENT AND ASSUMPTION OF LEASE

         THIS ASSIGNMENT AND ASSUMPTION OF LEASE (the "Assignment and Assumption") is made effective as of _______________, 2003, by and between ELMAN ALEXANDRIA ASSOCIATES, L.P., a Delaware limited partnership (the "Assignor"), and ________________________________, a
__________________________________________ ("Assignee").

                                   WITNESSETH:

         WHEREAS, contemporaneously with the execution hereof, Assignee has purchased from Assignor, and Assignor has sold to Assignee, certain real property described on Exhibit A attached hereto and made a part hereof, and the buildings and other improvements thereon, as more fully described in the Contract of Sale (the "Contract") between Assignor and Assignee, dated as of
               , 2003 (the "Property"); and

         WHEREAS, contemporaneously with such sale, Assignor desires to assign to Assignee all of Assignor's interest in and to that certain Lease Agreement by and between Assignor, as lessor, and the United States of America, as lessee, a copy of which lease is attached hereto as Exhibit B and made a part hereof (the "Lease"), and Assignee desires to accept such assignment and assume the obligations of lessor which first arise under the Lease on and after the date hereof.

         NOW, THEREFORE, in consideration of the premises and other good and valuable consideration, the receipt and sufficiency of which are acknowledged, Assignor and Assignee hereby agree as follows:

                  1. Subject to the terms, covenants, conditions, and provisions of the Leases and this Assignment, Assignor hereby transfers, conveys, and assigns to Assignee all of its right, title, and interest as landlord in, to and under the Lease. Assignor hereby represents to Assignee that there are no security deposits held by Assignor under the Lease.

                  2. Assignee hereby accepts the transfer, conveyance, and assignment of the Lease and Security Deposit from Assignor and subject to the terms of the Agreement, assumes all rights, duties, obligations, and liabilities of Assignor under the Lease accruing after the Settlement (as defined in the Contract).

                  3. This Assignment shall not merge with or limit or restrict any provision of the Contract and the provisions of the Contract shall govern and control the rights and obligations of Assignor and Assignee with respect to all matters described therein, including, without limitation, representations and warranties, the apportionment of payment obligations, and indemnification obligations.

                  4. This Assignment shall be binding upon and shall inure to the benefit of Assignor, Assignee, and their respective legal representatives, heirs, successors, and assigns.

                  5. This Assignment may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument.

                            [Signatures On Next Page]

         IN WITNESS WHEREOF, each of Assignor and Assignee has caused this Assignment and Assumption to be executed by its duly authorized representative.

                              ASSIGNOR:

                              ELMAN ALEXANDRIA ASSOCIATES, L.P., a Delaware limited partnership

                              By:   Elman  Investors, Inc., a Delaware
                                    corporation

                              By:
                                   Lee M. Elman
                                   President

                               ASSIGNEE:

                               ___________________________________,
                               a __________________________________

                               By:  _______________________________
                                    Name:__________________________
                                    Title:_________________________

                                    EXHIBIT A
                                       TO
                       ASSIGNMENT AND ASSUMPTION OF LEASE

                                LEGAL DESCRIPTION

                                    EXHIBIT B
                                       TO
                       ASSIGNMENT AND ASSUMPTION OF LEASE

                             COPY OF LEASE ATTACHED

                                    EXHIBIT G

                           FORM OF GENERAL ASSIGNMENT

                   GENERAL ASSIGNMENT AND ASSUMPTION AGREEMENT

         THIS GENERAL ASSIGNMENT AND ASSUMPTION AGREEMENT (the "Assignment") is made as of _____________, 2003, by and between ELMAN ALEXANDRIA ASSOCIATES, L.P., a Delaware limited partnership (the "Grantor"), and ___________________________, a __________________________________ ("Assignee").

                                   WITNESSETH:

         WHEREAS, by Contract of Sale, made as of ___, 2003 (the "Contract of Sale"), between Assignor and Assignee, Assignee agreed to purchase from Assignor, and Assignor agreed to sell to Assignee, certain real property described on Exhibit A attached hereto and incorporated herein by reference, and the buildings and other improvements thereon, as more fully described in the Contract of Sale (the "Property"); and

         WHEREAS, the Contract of Sale provides, inter alia, that Assignor shall assign to Assignee certain transferable certificates, licenses, permits, contracts, agreements, guaranties and warranties to the extent applicable to the Property and held by Assignor, and that Assignee shall accept such assignment and assume the obligations of Assignor under the contracts and agreements which first arise on and after the date hereof, all as more fully provided in the Contract of Sale.

         NOW, THEREFORE, in consideration of the premises and other good and valuable consideration, the receipt and sufficiency of which are acknowledged, Assignor and Assignee hereby agree as follows:

                  1. Assignor hereby assigns, sets over, and transfers to Assignee, to have and to hold from and after the date hereof, all of Assignor's right, title, and interest in, to, and under those certain service and maintenance and other contracts and agreements specified on Schedule 1 attached hereto and incorporated herein by reference (the "Contracts"), to the extent assignable, and Assignee hereby accepts the within assignment, and assumes and agrees with Assignor to perform and comply with, and to be bound by, all of the terms, covenants, agreements, provisions, and conditions of the Contracts on the part of the owner of the Property thereunder to be performed on and after the date hereof, in the same manner and with the same force and effect as if Assignee had originally executed the Contracts as the owner of the Property.

                  2. This Assignment shall not merge with or limit or restrict any provision of the Contract and the provisions of the Contract shall govern and control the rights and obligations of Assignor and Assignee with respect to all matters described therein, including, without limitation, representations and warranties, the apportionment of payment obligations, and indemnification obligations.

                  3. Assignor hereby assigns, sets over, and transfers to Assignee, to have and to hold from and after the date hereof, all of Assignor's right, title, and interest in, to, and under those certain certificates of occupancy, licenses, and permits (if any) listed on Schedule 2 attached hereto and incorporated herein by reference (collectively, the "Permits"), to the extent assignable or transferable.

                  4. Assignor hereby assigns, sets over, and transfers to Assignee, to have and to hold from and after the date hereof, all of Assignor's right, title, and interest in, to, and under the guaranties and warranties (if any) in effect with respect to the Property, including without limitation those listed on Schedule 3 attached hereto and incorporated herein by reference (collectively, the "Guaranties"), to the extent assignable or transferable.

                  5. This Assignment shall be binding upon, and inure to the benefit of, Assignor and Assignee and their respective successors and assigns.

                  6. This Assignment may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument.

        IN WITNESS WHEREOF, Assignor and Assignee each has caused its duly authorized representative to execute this Assignment as of the day and year first above written.

                                       ASSIGNOR:

                                       ELMAN ALEXANDRIA ASSOCIATES, L.P.
                         a Delaware limited partnership

                                       By:  Elman Investors, Inc., a Delaware
                                            corporation

                                       By: _______________________
                                            Lee M. Elman
                                            President


                                     ASSIGNEE:

                                     ___________________________________,
                                     a __________________________________

                                     By:  _______________________________
                                          Name:__________________________
                                          Title:___________________________

                                    EXHIBIT A
                                       TO
                             GENERAL ASSIGNMENT AND
                              ASSUMPTION AGREEMENT

                                LEGAL DESCRIPTION

                                   SCHEDULE 1
                                       TO
                             GENERAL ASSIGNMENT AND
                              ASSUMPTION AGREEMENT

                                    CONTRACTS

                                   SCHEDULE 2
                                       TO
                             GENERAL ASSIGNMENT AND
                              ASSUMPTION AGREEMENT

                                PERMITS (IF ANY)

                                   SCHEDULE 3
                                       TO
                             GENERAL ASSIGNMENT AND
                              ASSUMPTION AGREEMENT

                               GUARANTIES (IF ANY)

                                    EXHIBIT H

                                     FORM OF
                               LEASE STATUS REPORT

                               STATEMENT OF LEASE

The following represents current lease information regarding Lease Number: by and between ______________________, as Lessor and the UNITED STATES OF AMERICA (the "Government"), as Lessee, for the space located in the building known as________________________________________.

1.       The lease, dated              , is in full force and effect and
         unmodified, except for the following Supplemental Lease Agreements (SLA's):

         SLA #1   [DATE]                    [CHANGE MADE]
         SLA #2   [DATE]                    [CHANGE MADE]
         SLA #3   [DATE]                    [CHANGE MADE] . . .

2. The current rent paid by the Government under the terms and conditions of the Lease is _____________ per month in arrears.

3. Lease commencement date was _______________, and the Lease expiration date is ____________.

4.       Renewal Options: __________________

5. Neither party has issued a notice of default under the Lease. To the best of the Contracting Officer's knowledge, there exists no default, nor state of fact which with notice, the passage of time, or both, could ripen into a default on the part of either Landlord or Government.

6.       Amount of Space: ________________ net usable square feet (NUSF)

7.       Current Operating Cost Base: $________________.

8.       The Government is in possession of the premises under this Lease.

9. Lessor has not received Monies in advance as a Security Deposit or as advance Rental Payments from the Government.

The statements set forth above are subject to the following conditions:

(i) Such statements are based solely on a review of the Lease file by the Contracting Officer of the Government's General Services
         Administration;

(ii) The Government may not be liable for any latent defect in or condition of the premises discoverable upon a reasonable inspection;

(iii) The Government does not warrant or represent that the Premises comply with applicable federal, state or local law;

(iv) That nothing in this Agreement is intended by the Government to constitute, nor may anything contained in this Agreement be construed to constitute, a waiver of the Government's rights as sovereign.

                                                 ______________________________
                                                       Contracting Officer
                                                 General Services Administration

                                   SCHEDULE I

                               PENDING LITIGATION

                                      NONE

                                    EXHIBIT I

                                OWNER'S AFFIDAVIT

(To Induce Title Insurance Coverage)

STATE OF _____________________
COUNTY OF _________________ ss:

         The undersigned owner(s) being first duly sworn on oath, depose(s) and say(s), that he/she/they is/are the owner(s) of the property known as:______________ ________________________________ and as more particularly described on EXHIBIT A attached hereto (the "Premises") and;

MECHANIC'S
LIEN

         That at no time within 120 days of the date hereof has any work, services, or labor been done, or any fixtures, apparatus or material been furnished, in connection with, or to, the Premises, by or at the direction of the undersigned, as opposed to any tenant at the Premises; except such material, fixtures, work, apparatus, labor or services as have been fully and completely paid for or for which provision to make complete payment has been made by the undersigned; that there is no claim or indebtedness to anyone for any labor, fixtures, apparatus, material, services or work done to, upon, or in connection with, the Premises at the express direction of the undersigned except claims or indebtedness for which provision to make complete payment has been made by the undersigned; that there is no dispute concerning any such items with anyone; and that there is no mechanic's lien claim against the Premises, whether of record or otherwise arising by reason of any request for work, services or labor made by the undersigned (as opposed to any tenant at the Premises); to Seller's actual knowledge, but without independent investigation or inquiry, no tenant has had performed at the premises within the last 120 days any work, services or labor for which a lien may be filed.

CONTRACTS &
CONVEYANCES

         That no agreement or contract for conveyance, or deed, conveyance, written lease, or writing whatsoever, entered into by the undersigned is in existence, , except that in connection with which this affidavit is given and as shown on Exhibit B attached hereto and made a part hereof;

POSSESSION

         ___ Owner Occupied;
         ___ Occupied by proposed purchaser;
         ___ Vacant;

         _X_ Tenant occupied, but only by commercial tenants as shown on EXHIBIT B attached hereto and made a part hereof, and that the leases with said tenants contain no rights of first refusal or purchase options for the Premises.

JUDGMENTS

                  That there is no action or proceeding relating to the premise in any State (including the District of Columbia) or Federal or territorial court of the United States, nor any notice of lis pendens arising from any such action or proceeding, nor any State (including the District of Columbia) or Federal Judgment or Lien of any kind or nature whatever which now constitutes a lien or charge upon the premises of which the undersigned has actual knowledge;

BANKRUPTCY

         That protection under applicable Bankruptcy laws has not been applied for by the undersigned or any party in interest in the premises;

TAXES &
ASSESSMENTS

         That there are no unpaid special, nuisance and/or real estate assessments or unfiled or incomplete delinquent income and expense statements or unpaid sales and use taxes, withholding taxes or franchise taxes, as applicable, now due and payable against the Premises; that there are no unpaid charges for hotel occupancy, income, franchise, withholding or sales taxes or vault (public space) rental/taxes; and that all income and expense statements have been filed on time and that no penalty will arise in the future from the failure of the owner to have filed completely and timely the income and expense statements;

WATER & SEWER

         That there are no unpaid or delinquent water or sewer service charges against the Premises;

ASSOCIATION DUES AND OTHER LIENS

         That there are no unpaid assessments due to any association; nor are there any unpaid bills to any jurisdiction for maintenance or special assessments which constitute a lien, now or in the future, on the property described herein; and

COVENANTS, CONDITIONS
AND RESTRICTIONS

         That the undersigned has received no notice of violation under, and to the actual knowledge of the undersigned, without independent investigation or inquiry, the undersigned are not in violation, of any covenants, conditions or restrictions shown in Schedule B, Section 2 of the title commitment.

The sole purpose of this Affidavit is to induce _____________________________________________ to make settlement of the Premises in accordance with the matters stated above and to issue its Title Insurance Policy in accordance therewith, making no exceptions therein as to possible outstanding mechanic's or materialmen's liens, or as to unpaid liens for water and sewer and/or real estate or special assessments or as to rights of tenants in possession or as to any other matters stated above except as set forth in this Owner's Affidavit. Accordingly, no person or party shall be entitled to rely upon the provisions hereof other than the issuer of the Title Insurance Policy and Tri-State Commercial Closings, Inc.

OWNER/BORROWER:

STATE OF _____________________
COUNTY OF __________________ ss:

Subscribed and sworn to before me, a Notary Public in and for the jurisdiction aforesaid, this ___ day of ___________, 2003 by

                                                  _____________________
                                                     NOTARY PUBLIC

My Commission Expires: _____________________

STATE OF ____________________________________
COUNTY OF __________________ ss:

Subscribed and sworn to before me, a Notary Public in and for the jurisdiction aforesaid, this ___ day of ______________, 2003, by

                                                  _____________________
                                                     NOTARY PUBLIC

My Commission Expires: ____________________

STATE OF _____________________
COUNTY OF __________________ ss:

Subscribed and sworn to before me, a Notary Public in and for the jurisdiction aforesaid, this ___ day of _______________, 2003 by

                                                  _____________________
                                                     NOTARY PUBLIC


My Commission Expires: ____________________


STATE OF _____________________
COUNTY OF __________________ ss:

Subscribed and sworn to before me, a Notary Public in and for the jurisdiction aforesaid, this ___ day of _______________, 2003 by

                                                  _____________________
                                                     NOTARY PUBLIC

My Commission Expires: ____________________

                                    EXHIBIT J

                            ASSIGNMENT AND ASSUMPTION
                         OF LEASES AND SECURITY DEPOSITS

                               NOVATION AGREEMENT

                               LEASE GS-11B-20651

                                INTERSTATE PLAZA
                          5775 GENERAL WASHINGTON DRIVE
                           ALEXANDRIA, VIRGINIA 22311

         ______________________., ("TRANSFEROR"), a limited liability company duly organized and existing under the laws of Delaware;_________________. ("TRANSFEREE"), a corporation duly organized and existing under the laws of the state of Delaware, and the UNITED STATES OF AMERICA ("GOVERNMENT"), acting by and through the General Services Administration, National Capital Region, enter into this Agreement as of ___________________ __, 2003.

         (a) THE PARTIES AGREE TO THE FOLLOWING FACTS:

         (1) The Government, represented by various Contracting Officers of the General Services Administration, has entered into a certain contract (the "LEASE") with the Transferor, namely: Lease for real property, GSA No. GS-11B-20651 dated April 14, 1992, as amended by Supplemental Lease Agreements more particularly described in Exhibit "A" which is attached hereto and made a part hereof, with respect to certain premises (the "PREMISES") which are located at 5775 General Washington Drive, Alexandria, Virginia 22311.

         The term, "THE LEASE," as used in this Agreement, means the above lease and all other contracts, including all modifications, made between the Government and the Transferor before the effective date of this Agreement (whether or not performance or payment have been completed and releases executed if the Government or the Transferor has any remaining rights, duties, or obligations under these contracts.) Included in the term, "THE LEASE," are also all modifications made under the terms and conditions of these contracts and purchase orders between the Government and the Transferee, on or after the effective date of this Agreement.

         (2) As of the date stated above ("TRANSFER DATE"), the Transferor has transferred to the Transferee all of its rights in and to the Premises and the Lease by virtue of various instruments between the Transferor and the Transferee.

         (3) The Transferee has acquired all of the rights of the Transferor under and pursuant to the Lease by virtue of the above transfer.

         (4) The Transferee has assumed all obligations and liabilities of the Transferor under the Lease by virtue of the above transfer.

         (5) The Transferee is in a position to perform fully all obligations that may exist under the Lease.

         (6) It is consistent with the Government's interest to recognize the Transferee as the successor party to the Lease.

         (7) Evidence of the above transfer has been filed with the Government

         (b) IN CONSIDERATION OF THESE FACTS, THE PARTIES AGREE THAT BY THIS
AGREEMENT:

         (1) The Transferor confirms the transfer to the Transferee, and waives any claims and rights against the Government that it now has or may have in the future in connection with the Lease.

         (2) The Transferee agrees to be bound by and to perform the Lease in accordance with the conditions contained in the Lease. Transferee also assumes all obligations and liabilities of, and all claims against, the Transferor under the Lease as if the Transferee were the original party to the Lease.

         (3) The Transferee ratifies all previous actions taken by the Transferor with respect to the Lease, with the same force and effect as if the action had been taken by the Transferee.

         (4) The Government recognizes the Transferee as the Transferor's successor in interest in and to the Lease. The Transferee, by this Agreement, becomes entitled to all rights, titles, and interests of the Transferor in and to the Lease, as if the Transferee were the original party to the Lease. Following the effective date of this Agreement, the term, "LESSOR", as used in the Lease, shall refer to the Transferee.

         (5) Except as expressly provided in this Agreement, nothing in it shall be construed as a waiver of any rights of the Government against the Transferor.

         (6) All payments and reimbursements previously made by the Government to the Transferor, and all other previous actions taken by the Government under the Lease, shall be considered to have discharged those parts of the Government's obligations under the Lease. All payments and reimbursements made by the Government after the date of this agreement in the name of or to the Transferor shall have the same force and effect as if made to the Transferee, and shall constitute a complete discharge of the Government's obligations under the Lease to the extent of the amounts paid or reimbursed.

         (7) The Transferor and the Transferee agree that the Government is not obligated to pay or reimburse either of them for, or otherwise give effect to, any costs, taxes, or other expenses, or any related increases, directly or indirectly, arising out of or resulting from the transfer of this Agreement, other than those that the Government, in the absence of this transfer or Agreement, would have been obligated to pay or reimburse under the terms of the Lease.

         (8) The Lease shall remain in full force and effect, except as modified by this Agreement. Each party has executed this Agreement as of the date and year first above written.

                            [SIGNATURES ON NEXT PAGE]

                                    TRANSFEROR:

                                    ELMAN ALEXANDRIA ASSOCIATES, L.P.

                                    By:     ELMAN INVESTORS, INC.
                                    a Delaware corporation, its General Partner

                                    By:________________________________________
                                    Name:  Lee M. Elman
                                    Title: President

                                    TRANSFEREE:

                                    UNITED STATES OF AMERICA

                                    By:________________________________
                                            Contracting Officer
                                            National Capital Region
                                            General Services Administration

                                    EXHIBIT A

                          SUPPLEMENTAL LEASE AGREEMENTS

                        GS-11B-20651 DATED APRIL 14, 1992

SLA#                     DATED
----                     -----
1                        Undated

2                        Undated

3                        Undated

4                        Undated

5                        August 10, 1993

6                        December 22, 1993

7                        December 19, 1994

8                        February 29, 1996

9                        February 22, 1996

10                       February 11, 1997

11                       February 20, 1996

12                       April 10, 1998

13                       April 10, 1998

14                       April 7, 1999

15                       Undated
15 (sic)                 May 18, 1999

16                       May 21, 1999

17                       None.

18                       September 15, 1999

19                       February 29, 2000

SLA#                     DATED
----                     -----
20                       January 31, 2001

21                       Undated

21 (sic)                 April 11, 2001